Exhibit 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF ILLINOIS

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

SPRINGFIELD, ILLINOIS

)
IN THE MATTER OF	)
	)	ORDER TO CEASE AND DESIST
WEST SUBURBAN BANK	)
LOMBARD, ILLINOIS	)	FDIC-08-183b
	)	DB NO. 2008-DB-49
(Illinois Chartered	)
Insured Nonmember Bank))
)

West Suburban Bank, Lombard, Illinois (the “Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the alleged unsafe or unsound banking practices and violations of law, rule or regulation related to the Bank Secrecy Act, 31 U.S.C. §§ 5311-5330, and regulations implementing the Bank Secrecy Act, including 12 C.F.R. Part 326, Subpart B, and 31 C.F.R. Part 103 (hereinafter collectively, the “Bank Secrecy Act” or “BSA”), which are alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act

(the “Act”), 12 U.S.C. § 1818(b), and 38 Ill. Adm. Code, Section 392.30, regarding hearings before the Illinois Department of Financial and Professional Regulation, Division of Banking (the “Division”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (the “FDIC”) and the Division, dated December 2, 2008, whereby, solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices and violations of law, rule, or regulation related to the BSA, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the Division.

The FDIC and the Division considered the matter and determined that there was reason to believe that the Bank had engaged in unsafe or unsound banking practices and had violated laws, rules, or regulations related to the BSA. The FDIC and the Division, therefore, accepted the STIPULATION and issued the following:

ORDER TO CEASE AND DESIST

IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, cease and desist from the following unsafe or unsound banking practices and violations of law, rule, or regulation related to the BSA:

A.                                   Operating the Bank with a board of directors (“Board”) which has failed to provide adequate supervision over and direction to the executive management of the Bank to prevent unsafe or unsound banking practices and violations of law, rule and regulations related to the BSA.

B.                                     Operating the Bank with an ineffective system of internal controls to ensure ongoing compliance with the BSA.

C.                                     Operating the Bank without adequate independent testing commensurate with the level of BSA risk.

D.                                    Operating in violation of section 326.8, of the FDIC’s Rules and Regulations, 12. C.F.R. § 326.8, and the Treasury Department’s Financial Recordkeeping Regulations, 31 C.F.R Part 103.

E.                                      Operating the Bank with management whose practices have resulted in violations of law and regulation related to the BSA.

IT IS FURTHER ORDERED that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

WRITTEN BSA COMPLIANCE PROGRAM

1.             (a)           Within sixty (60) days of the effective date of this ORDER, the Bank shall develop, adopt, and implement a revised written BSA Compliance Program, which fully meets all applicable requirements of section 326.8 of the FDIC’s Rules and Regulations (“FDIC Rules”), 12 C.F.R. § 326.8, and which is designed to, among other things, assure and maintain full compliance by the Bank with the BSA and the rules and regulations issued pursuant thereto.

(b)           The Bank shall provide the Regional Director of the Chicago Regional Office of the FDIC (“Regional Director”) and the Division with a copy of the revised written BSA Compliance Program for review and comment. Thereafter, the revised program shall be implemented in a manner acceptable to the Division and the Regional Director, as determined at subsequent examinations and/or visitations of the Bank. At a minimum, the program shall:

i.                                                  Require the Bank to develop, adopt and implement a revised, effective written policy designed to assure full compliance with all provisions of the BSA.

ii.                                               Require the Bank to develop a system of internal controls to assure full compliance with the BSA and the rules and regulations issued pursuant thereto, including procedures to detect and monitor all transactions, to assure the identification and proper reporting of all known or suspected criminal activity, money laundering activity, or violations of the BSA.

iii.                                            Provide for improved, comprehensive independent testing of compliance with all applicable rules and regulations related to the BSA, including assurance that compliance audits are performed at least annually, are fully documented, require a comprehensive scope, and are conducted with the appropriate segregation of duties by a party who is qualified to perform such audits. Written findings of each independent test shall be presented to the Board and noted in the minutes of the Board’s meeting at which received.

iv.                                           Designate a senior Bank official to be responsible for overall BSA compliance. This designated senior Bank official shall be in a position, and have the authority, to make and enforce policies with respect to BSA compliance, and to assure that full and complete corrective action is taken regarding previously identified violations and deficiencies. This senior Bank official shall have the necessary knowledge and expertise to effectively oversee the Bank’s BSA program commensurate with the level of risk in the Bank’s operations. The Bank shall request and obtain the Regional Director’s and Division’s prior written approval to the addition of any individual as a BSA Compliance Officer.

v                                                 Provide for accurate and comprehensive risk assessments for BSA and OFAC compliance which fully take into account the nature of the Bank’s operations.

vi.                                           Establish due diligence practices and written guidelines for all customers that are commensurate with the level of BSA and money laundering risk posed by each customer.

vii.                                        Establish due diligence practices and

written guidelines for Money Services Businesses (“MSBs”) that are fully consistent with the Interagency Interpretive Guidance on Providing Banking Services to Money Services Businesses Operating in the United States, as set forth in FDIC Financial Institution Letter 32-2005, dated April 26, 2005 (“FIL-32- 2005”).

viii.                                     Provide for and document effective training of all appropriate personnel, including, without limitation, tellers, customer service representatives, lending officers, private and personal banking officers, and all other customer contact personnel. The training shall be conducted by qualified staff and/or independent contractors, and the training requirement shall apply to all individuals involved in Bank operations, and shall include training in all aspects of regulatory and internal policies and procedures related to the BSA, with a specific emphasis on the detection and reporting of known and/or suspected criminal activity. The training curriculum shall be updated on a regular basis, not less frequent than annually, to assure that all personnel are provided with the most current and up to date information.

BSA STAFF

2.             Within thirty (30) days from the effective date of this ORDER, the Bank shall analyze and assess the Bank’s staffing needs in order to provide for an adequate number of qualified staff for the Bank’s BSA Department, including provision for succession of BSA responsibilities. The BSA Department staff shall be evaluated to determine whether these individuals possess the ability, experience, training and other necessary qualifications required to perform present and anticipated duties, including adherence to the Bank’s BSA Compliance Program, the requirements of the BSA regulations, and the provisions of this ORDER.

DIRECTORS’ BSA COMMITTEE

3.             Within thirty (30) days from the effective date of this ORDER, the Board shall establish a Directors’ BSA Committee (“BSA Committee”) to oversee the Bank’s compliance with BSA regulations and the Bank’s BSA Compliance Program Policies and

Procedures. A majority of the members of the BSA Committee shall be independent, outside directors. The BSA Committee shall receive comprehensive monthly reports from the BSA Compliance Officer, appointed pursuant to paragraph 1(b)(iv) above, regarding the Bank’s compliance with BSA regulations and the Bank’s BSA Compliance Program described in paragraph 1 above. The BSA Committee shall present a report to the Board, at each regularly scheduled board meeting, regarding the Bank’s compliance with BSA regulations and the Bank’s BSA Compliance Program, which shall be recorded in the appropriate minutes of the board meeting and retained in the Bank’s records.

INDEPENDENT TESTING

4.             (a)           Within two hundred twenty (220) days of the effective date of this ORDER, the Bank shall assure that an effective and comprehensive independent test of compliance with the BSA and 31 C.F.R. Part 103 is conducted by a qualified independent third party. The independent testing should thereafter be conducted on an annual basis.

(b)           The Bank shall provide to the Regional Director and Division a copy of the written reports documenting the scope of testing procedures performed, the findings and results made, and any recommendations for improvement based on those findings. At a minimum, the independent testing shall include, and the contract or engagement letter entered into with any third party performing the testing shall provide for, the following:

i.                                          Testing of the Bank’s internal procedures for monitoring BSA compliance;

ii.                                       Testing to ensure all reportable transactions have been identified and Currency Transaction Reports (“CTRs”) have been filed within the prescribed time frames;

iii.                                    Testing to ensure the Bank is reviewing all applicable reports;

iv.                                   Testing to ensure Bank personnel are reviewing and monitoring reports for structuring and other suspicious activity and, if applicable, that appropriate Suspicious Activity Reports (“SARs”) are filed in a timely manner with the appropriate law enforcement agencies;

v.                                      Sampling of large currency transactions followed by a review of the CTR filings;

vi.                                   Testing of the Bank’s monitoring, analyzing, and filing procedures for high-risk customer accounts including high-risk MSBs and non-resident aliens, to ensure the proper filing of CTRs and SARs thereon;

vii.                                Testing of the validity and reasonableness of the customer exemptions granted by the Bank;

viii.                             Testing of the Bank’s customer identification program;

ix.                                     Testing of the Bank’s recordkeeping system for compliance with the BSA;

x.                                        Testing to ensure that the Bank is in compliance with rules and regulations related to:

•                          Identifying and reporting suspicious activities;

•                          Funds transfer operations;

•                          On-going training of appropriate personnel;

•                          OFAC restrictions and requirements;

•                          High-risk activities related to customers and other areas of the Bank;

•                          Compliance with information sharing requirements;

•                          Testing of the accuracy and validity of the automated large transaction identification system;

•                          Confirming the integrity and accuracy of management information reports used in the BSA Compliance Program; and

•                          Retention of required records.

xi.                                     Allowing unrestricted examiner access to auditor workpapers if testing is conducted by an outside third party.

LOOK BACK REVIEW

5.             (a)           Within sixty (60) days of the effective date of this ORDER, the Bank shall develop a written plan (“Plan”) detailing how it will conduct, with the supervision and oversight of an independent and qualified auditor, a review of deposit account and transaction activity for the time period beginning April 17, 2006 through the effective date of this ORDER, to determine whether suspicious activity involving any accounts of, or transactions through, the Bank were properly identified and reported in accordance with the applicable suspicious activity reporting requirements (“Look Back Review” or “Review”)).

(b)           The Plan, and any subsequent contract or engagement letter entered into with the auditor performing the Review, shall include, at a minimum:

i.                                          The scope of the Review shall specify the types of accounts and transactions to be reviewed and shall include the Bank’s cash intensive customers, whether businesses or individuals, customers with international wire transactions, all customers identified by the Bank as high risk, customers on whom the Bank has ever filed a suspicious activity report, and all customers related to any of these types of customers;

ii.                                       The methodology for conducting the Look Back Review, including any sampling procedures to be followed;

iii.                                    The resources and expertise to be dedicated to the Look Back Review;

iv.                                   The anticipated date of completion of the Look Back Review;

v.                                      A provision for unrestricted examiner access to auditor workpapers; and

vi.                                   A provision that the auditor will present the findings from the Look Back Review directly to the Bank’s Board.

(c)           The Plan, and any subsequent modifications thereof, shall be prepared and implemented in a manner acceptable to the Regional Director and Division. For this purpose, the draft Plan shall be submitted to the Regional Director and the Division for review and comment prior to implementation. After consideration of all such comments, and after adoption of recommended changes, the Board shall approve the Plan, which approval shall be recorded in the minutes of the Board’s meeting at which approved.

(d)           Within ten (10) days of receipt of written notice from the Regional Director and the Division indicating acceptability of the Plan, the Bank shall begin implementation of the Plan and commence the Review in accordance with the timetable set forth in the Plan.

(e)           By the 10th business day of each calendar month in which the Review is being conducted, the Bank shall provide to the Regional Director and the Division a written report detailing the actions taken under the Review and the results obtained since the prior month’s report.

(f)            Within thirty (30) days of completion of the Review, the Bank shall provide a list to the Regional Director and the Division, specifying all outstanding matters or transactions identified by the Review which have yet to be reported to FINCEN, and detailing how and when these matters will be reported in accordance with applicable law and regulation.

PREVIOUSLY FILED REPORTS

6.             Within sixty (60) days from the effective date of this ORDER, the Bank shall review all Suspicious Activity Reports previously filed by the Bank since April 17, 2006 through the effective date of this ORDER, and amend and resubmit as required any such report that is incomplete or factually inaccurate.

DUE DILIGENCE PROGRAM

7.             (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall develop, adopt, and begin implementation of a written Customer Due Diligence (“CDD”) Program. The CDD Program and its implementation shall be prepared and conducted in a manner acceptable to the Regional Director and Division as determined at subsequent examinations and/or visitations of the Bank.

(b)           At a minimum, the CDD Program shall provide for a risk focused assessment of the customer base of the Bank to determine the appropriate level of ongoing monitoring required to assure that the Bank can reasonably detect suspicious activity, and determine which customers require Enhanced Due Diligence (“EDD”) necessary for those categories of customers the Bank has reason to believe pose a heightened risk of illicit activity. For purposes of this ORDER, a “high-risk MSB” is deemed to be an MSB which exhibits one or more of the “potentially higher risk indicators,” as set forth under the Risk Indicators Section of FIL-32-2005, or an MSB which exhibits traits or characteristics posing a substantially similar or equivalent level of risk.

(c)           At a minimum, the CDD Program shall provide for:

i.                                          Risk rating of the Bank’s customers, specifically including MSBs, based on the potential risk for money laundering or terrorist financing posed by the customer’s activities, with consideration given to the purpose of the account, the anticipated type and volume of account activity, types of products and services offered, and locations and markets served by the customer;

ii.                                       Obtaining, analyzing, and maintaining sufficient customer information necessary to allow effective suspicious activity monitoring, including documentation of normal and expected transactions of the customer;

iii.                                    Guidance for documenting the analysis

conducted under the CDD process, including guidance for resolving issues when insufficient or inaccurate information is obtained;

iv.                                   Monitoring procedures required for each customer category under the BSA/AML risk ratings;

v.                                      Guidelines to reasonably assure the identification and timely, accurate reporting of known or suspected criminal activity, as required by the suspicious activity reporting provisions of Part 353 of the FDIC Rules, 12 C.F.R. § 353; and

vi.                                   Periodic, risk-based monitoring of customer relationships to determine whether the original risk profile remains accurate.

(d)           At a minimum, EDD for high-risk MSBs shall include the following procedures:

i.                                          Identification of customers requiring site visitations and the required frequency of visitations;

ii.                                       Identification and proper risk coding of all MSBs;

iii.                                    Periodic, comprehensive on-site visitations of all high-risk MSBs;

iv.                                   Periodic review of the high-risk MSB’s anti-money laundering program;

v.                                      Review the results of independent testing of the MSB’s anti-money laundering program;

vi.                                   Review the list of all MSB agents that will be using or receiving services directly or indirectly through the MSB;

vii.                                Review the MSB’s written agent management and termination practices and procedures; and

viii.                             Review of the MSB’s written employee screening practices and procedures.

ACCOUNT MONITORING

8.             (a)           Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt and begin implementation of appropriate policies and procedures for identifying and verifying the type and dollar volume of transactions in each deposit account that exceed expected levels of customer cash or wire transfer activity.

(b)           The policies and procedures adopted by the Bank shall be prepared and implemented in a manner acceptable to the

Regional Director and the Division as determined at subsequent examinations or visitations of the Bank.

CORRECTION OF VIOLATIONS

9.             Within ninety (90) days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law or regulation detailed in the Joint Report of Examination dated May 5, 2008 (“Joint Report”).

DISCLOSURE TO SHAREHOLDER

10.          Following the effective date of this ORDER, the Bank shall send to its shareholder a copy or description of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding its next Board of Directors meeting. The description shall fully describe this ORDER in all material respects. The description and any accompanying communication, notice or statement shall be sent to Scott D. Clarke, Assistant Director, Division of Banking, 122 South Michigan Avenue, Suite 1900, Chicago, Illinois 60603, and to the FDIC’s Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, for review at least 20 days prior to dissemination to its shareholder. Any changes requested to be made by the FDIC or the Division shall be made prior to dissemination of the description, communication, notice or statement.

PROGRESS REPORTS

11.          Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Board, detailing the actions taken to secure compliance with the ORDER and the results thereof. Along with each progress report, the Bank shall also provide reports on the Look Back Review, detailing the findings and actions taken as required under this ORDER. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Division have, in writing, released the Bank from making further reports.

CLOSING PARAGRAPHS

The effective date of this ORDER shall be the day of its issuance by the Division and the FDIC.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the Division and the FDIC.

Pursuant to delegated authority.

Dated:    December 3, 2008.

/s/ Scott D. Clarke	/s/ M. Anthony Lowe
Scott D. Clarke	M. Anthony Lowe
Assistant Director	Regional Director
Division of Banking	Chicago Regional Office
Illinois Department of Financial and Professional Regulation	Federal Deposit Insurance Corporation

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF ILLINOIS

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

SPRINGFIELD, ILLINOIS

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF AN
WEST SUBURBAN BANK	)	ORDER TO CEASE AND
LOMBARD, ILLINOIS	)	DESIST
)
(Illinois Chartered	)	FDIC-08-183b
Insured Nonmember Bank))		DB NO. 2008-DB-49
)

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“STIPULATION”) by the Federal Deposit Insurance Corporation (“FDIC”) and Illinois Department of Financial and Professional Regulation, Division of Banking (“Division”) it is hereby stipulated and agreed by and among representatives of the FDIC, Division and West Suburban Bank, Lombard, Illinois, (“Bank”) as follows:

1.             The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (“NOTICE”) detailing the alleged unsafe or unsound banking practices and violations of law, rule or regulation related to the Bank Secrecy Act, 31 U.S.C. §§ 5311-5330, and implementing regulations, including 12 C.F.R. Part 326, Subpart B, and 31 C.F.R. Part 103, alleged to have been committed by the Bank, and of its right to a hearing on the charges under Section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and 38 Ill. Adm. Code, Section 392.30, regarding hearings before the Division, and has knowingly waived those rights;

2.             The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices or violations of law, rule or regulation related to the Bank Secrecy Act, hereby consents and agrees to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the Division;

3.             The Bank further stipulates and agrees that such ORDER shall be deemed to be a cease-and-desist order which has become final and unappealable, and that the ORDER shall become effective immediately after its issuance by the FDIC and the Division and fully enforceable by the FDIC and the Division pursuant to the provisions Section 8(i) of the Act, 12 U.S.C. § 1818(i), and Section 48(6)(b) of the Illinois Banking Act, 205 ILCS 5/48 (6) (the “Illinois Act”), respectively, subject

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only to the conditions set forth in paragraph 4 of this STIPULATION;

4.             In the event the FDIC and. the Division accept this STIPULATION and issue the ORDER, it is agreed that no action to enforce the ORDER will be taken by the FDIC in the United States District Court or the appropriate Federal Circuit Court, or by the Division in the appropriate State Circuit Court, unless the Bank, any of its institution-affiliated parties, as that term is defined in Section 3(u) of the Act, 12 U.S.C.§ 1813(u), or any of its successors or assigns, has violated or is about to violate any provision of the ORDER;

5.             The Bank hereby waives:

(a)           The receipt of a NOTICE;

(b)           All defenses and counterclaims of any kind to this proceeding;

(c)           A hearing for the purpose of taking evidence on the allegations in the NOTICE;

(d)           The filing of proposed findings of fact and conclusions of law;

(e)           A recommended decision of an Administrative Law Judge; and

(f)            Exceptions and briefs with respect to such recommended decision.

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Dated this 2nd day of December 2008.

FEDERAL DEPOSIT INSURANCE	WEST SUBURBAN BANK
CORPORATION	LOMBARD, ILLINOIS
LEGAL DIVISION

By:	By:

/s/ Richard C. Rowley	/s/ Craig R. Acker
Richard C. Rowley	Craig R. Acker
Senior Regional Attorney	Director

/s/ Keith W. Acker
Keith W. Acker
President and Director
STATE OF ILLINOIS
DEPARTMENT OF FINANCIAL AND	/s/ Earl K. Harbaugh
PROFESSIONAL REGULATION	Earl K. Harbaugh
Director

By:

/s/ Ronald J. Kuhn
/s/ Scott D. Clarke	Ronald J. Kuhn
Scott D. Clarke	Director
Assistant Director
Division of Banking	/s/ Robert W. Schulz
Robert W. Schulz
Chairman and Director

/s/ John G. Williams, Jr.
John G. Williams, Jr.
Director

Comprising the Board of
Directors of
WEST SUBURBAN BANK
LOMBARD, ILLINOIS

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